For period ended 10-31-12
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  Nexon Co Ltd
Date of purchase:          12/05/2011
Date offering commenced:   12/14/2011
Purchase price:            JPY 1,300
Commission rate:           4.20%
Syndicate Members:         Goldman Sachs International, Nomura,
                           Morgan Stanley, Barclays Capital
Securities acquired from:  Goldman Sachs Asia
Affiliated underwriter:    Morgan Stanley MUFG Securities
Amount purchased:          9,600
Total offering:            70,100,000


Security:                  Mexichem SAB de CV
Date of purchase:          10/10/2012
Date offering commenced:   10/10/2012
Purchase price:            MXN 60
Commission rate:           MXN 0.61
Syndicate Members:         Citigroup, HSBC, JP Morgan,
                           Morgan Stanley, Credit Suisse,
                           Rabobank Intl, Santander
Securities acquired from:  JP Morgan
Affiliated underwriter:    Morgan Stanley
Amount purchased:          13,800
Total offering:            226,086,957


Security:                  Chailease Holding Co
Date of purchase:          10/10/2012
Date offering commenced:   10/09/2012
Purchase price:            USD 8.59
Commission rate:           0%
Syndicate Members:         JP Morgan, Morgan Stanley
Securities acquired from:  JP Morgan
Affiliated underwriter:    Morgan Stanley Asia Ltd
Amount purchased:          1,500
Total offering:            24,000,000


The following Rule 10f-3 transactions were effected by the Stephens Small Cap Growth Fund:

Security:                  Chuy's Holdings, Inc.
Date of purchase:          07/24/2012
Date offering commenced:   07/23/2012
Purchase price:            USD 13.00
Commission rate:           USD 0.91
Syndicate Members:         Jefferies, Baird, Raymond James,
                           KeyBanc Capital Markets, Stephens Inc
Securities acquired from:  Jeffries, Baird
Affiliated underwriter:    Stephens Inc
Amount purchased:          24,800
Total offering:            5,833,333